Exhibit 99.1

May 15, 2017 20:03 UTC

3PEA Reports First Quarter Financial Results

First Quarter 2017 Revenue up 47% to $3.2 Million

HENDERSON, Nev.(BUSINESS WIRE) 3PEA International, Inc. (OTCQB:TPNL), a vertically integrated provider of innovative prepaid card programs and processing services for corporate, consumer and government applications, reported financial results for the first quarter ended March 31, 2017.

2017 First Quarter Financial Highlights vs. 2016

•	First quarter 2017 revenues increased 47% to $3.2 million compared to $2.18 million in the same year ago quarter.

•	First quarter 2017 gross profit increased to $1.36 million, or 43% of total revenue, compared to $1.0 million, or 41% of total revenue in the same year ago quarter.

•	First quarter 2017 net income increased 351% to $369,394, or $0.01 per diluted share, compared to net income of $81,940, or $(0.00) per share in the same year ago quarter.

•	The Company has eliminated all debt associated with notes payable and legal settlement payable, and is currently debt free.

•	Surpassed 1,150,000 PaySign Cardholders.

Management Commentary

“We are pleased with our first quarter results, particularly the growth in the number of PaySign cardholders,” said Mark Newcomer, Chief Executive Officer, 3PEA International. “Our pipeline remains strong, and our financial discipline has paid off, as we are now debt free, all of which enhances our ability to generate free cash flow and earnings growth.”

“Our results in the first quarter of 2017 reinforce our revenue growth expectations for 2017, as we continue to expect revenue growth in 2017 to outpace the previous year’s revenue growth rate of 28%. Despite the seasonality normally experienced in the first quarter, we recorded a 47% increase in revenue when compared to the previous year’s first quarter as we continue to expand the PaySign cardholder base,” said Brian Polan, Chief Financial Officer, 3PEA International. “Our earnings for the quarter were slightly impacted by an increase in selling, general and administrative expenses as the Company added necessary staff required to facilitate the onboarding of new prepaid card programs expected to launch later in the year.”

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Q1 2017 Financial Results

Total revenues in the first quarter of 2017 increased 47% to $3,200,895 from $2,181,359 in the same quarter of 2016. The increase is primarily due to the increase in the number of PaySign cardholders, as well as an increase in the number of card products in the Company’s portfolio.

Gross profit in the first quarter of 2017 increased to $1,367,346, or 43% of total revenue, compared to $888,680, or 41% of total revenue, in the year-ago quarter.

Selling, general and administrative expenses in the first quarter of 2017 were $814,277, or 25% of total revenue, compared to $713,894 or 33% of total revenue, in the year- ago quarter.

Total operating expenses in the first quarter of 2017 were $1,029,544 compared to $837,527 in the year-ago quarter.

Net income in the first quarter of 2017 was $369,394, or $0.01 per diluted share, compared to net income of $81,940, or $0.00 per diluted share, in the year-ago quarter.

Shareholder Update

Currently, our revenues continue to grow at an accelerated rate when compared to 2016. As of March 31, 2017, the Company had over 1,150,000 PaySign Cardholders participating in 126 card products, and continues to increase the number of card products in its portfolio and expects to surpass 200 card products in the current year. In the first quarter, the company’s focus on debt reduction has resulted in the elimination of all debt associated with notes payable and legal settlement payable, and is currently debt free.

About 3PEA International

3PEA International (OTCQB:TPNL) is an experienced and trusted prepaid debit card payment solutions provider, as well as an integrated payment processor. Through its PaySign brand, 3PEA designs and develops payment solutions, prepaid card programs and customized payment services. 3PEA’s corporate incentive prepaid cards are changing the way corporations reward, motivate, and engage their current and potential customers, employees and agents. 3PEA’s customizable prepaid solutions offer significant cost savings, while improving brand recognition and customer loyalty. 3PEA’s customers include healthcare companies, major pharmaceutical companies, large multinationals, prestigious universities and social media companies. PaySign is a registered trademark of 3PEA Technologies, Inc. in the United States and other countries. For more information visit us at www.3pea.com or follow us on LinkedIn, Twitter and Facebook.

ForwardLooking Statements

Certain statements in this news release may contain forwardlooking information within the meaning of Rule 175 under the Securities Act of 1933 and Rule 3b6 under the Securities Exchange Act of 1934, and are subject to the safe harbor created by those rules. All statements, other than statements of fact, included in this release, including, without limitation, statements regarding potential future plans and objectives of the companies, are forwardlooking statements that involve risks and uncertainties. There is no assurance that such statements will prove to be accurate, and actual results and future events could differ materially. 3PEA undertakes no obligation to publicly update or revise any statements in this release, whether as a result of new information, future events, or otherwise.

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3PEA INTERNATIONAL, INC. CONSOLIDATED STATEMENTS OF INCOME

FOR THE THREE MONTHS ENDED MARCH 31, 2017 AND 2016 (UNAUDITED)

	For the three months ended March 31,
	2017	2016
Revenues	$3,200,895	$2,181,359

Cost of revenues (excluding depreciation and amortization)	1,833,549	1,292,679

Gross profit	1,367,346	888,680

Operating expenses
Depreciation and amortization	215,267	123,633
Selling, general and administrative	814,277	713,894
Total operating expenses	1,029,544	837,527

Income from operations	337,802	51,153

Other income (expense) Other income	20,096	3,831
Interest expense	–	(15,556)
Total other income (expense)	20,096	(11,725)

Income before provision for income taxes and noncontrolling interest	357,898	39,428

Provision for income taxes	3,000	–

Net income before noncontrolling interest	354,898	39,428

Net loss attributable to the noncontrolling interest	14,496	42,512

Net income attributable to 3PEA International, Inc.	$369,394	$81,940

Net income per common share basic	$0.01	$–
Net income per common share fully diluted	$0.01	$–

Weighted average common shares outstanding basic	43,185,765	42,676,562
Weighted average common shares outstanding fully diluted	44,159,996	42,676,562

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3PEA INTERNATIONAL, INC.

CONSOLIDATED BALANCE SHEETS

MARCH 31, 2017 AND DECEMBER 31, 2016

	March 31, 2017	December 31, 2016
	(Unaudited)	(Audited)
ASSETS
Current assets
Cash	$1,433,505	$1,631,943
Cash Restricted	11,274,795	10,002,505
Accounts Receivable	106,614	110,269
Prepaid Expenses and other assets	330,276	270,634
Total current assets	13,145,190	12,015,351

Fixed assets, net	326,609	300,761

Intangible and other assets
Deposits	4,551	5,551
Intangible assets, net	1,553,028	1,550,044

Total assets	$15,029,378	$13,871,707

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities
Accounts payable and accrued liabilities	$651,038	$765,596
Customer card funding	11,274,795	10,002,505
Legal settlement payable current portion	–	254,900
Stocks payable	71,586	71,586
Notes payable	–	124,168
Total current liabilities	11,997,419	11,218,755

Long-term liabilities
Notes Payable	–	27,892
Total long-term liabilities	–	27,892

Total liabilities	11,997,419	11,246,647

Stockholders' equity
Common stock: $0.001 par value; 150,000,000 shares authorized, 43,185,765 and 43,185,765 issued and outstanding at March 31, 2017 and December 31, 2016, respectively	43,186	43,186
Additional paid-in capital	6,778,174	6,726,173
Treasury stock at cost, 303,450 shares	(150,000)	(150,000)
Accumulated deficit	(3,430,219)	(3,799,613)
Total 3Pea International, Inc.'s stockholders' equity	3,241,141	2,819,746
Noncontrolling interest	(209,182)	(194,686)
Total stockholders' equity	3,031,959	2,625,060

Total liabilities and stockholders' equity	$15,029,378	$13,871,707

Contacts

3PEA International, Inc.

Brian Polan, 1-702-749-7234

Chief Financial Officer

bpolan@3pea.com

www.3pea.com

Source: 3PEA International, Inc.

View this news release online at:

http://www.businesswire.com/news/home/20170515006564/en

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